UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

__________________________________________________________________

Date of Report (Date of earliest event reported): August 3, 2017

Digital Power Corporation

(Exact Name of Registrant as Specified in Charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA	94538-3158
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 657-2635

(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ 	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2017, Digital Power Corporation, a California corporation (the “Company”), entered into a Securities Purchase Agreement (“Agreement”) to sell a 12% Convertible (“Convertible Note”) and a warrant to purchase 666,666 shares of common stock to an accredited investor (the “Investor”). As described further below, the principal of the Convertible Note may be converted into shares of common stock at $0.55 per share and under the terms of the Warrant, up to 666,666 shares of common stock may be purchased at an exercise price of $0.70 per share. Under the Agreement, the Company has agreed to register the shares of common stock underlying the Convertible Note and Warrant under the Securities Act of 1933.

Description of the 12% Convertible Note

The Convertible Note is in the principal amount of $400,000 and was sold for $360,000, bears interest at 12% simple interest on the principal amount, and is due on August 13, 2018. Interest only payments are due on a quarterly basis and the principal is due on August 3, 2018. The principal may be converted into shares of the Company’s common stock at $0.55 per share. Subject to certain beneficial ownership limitations, the Investor may convert the principal amount of the Convertible Note at any time into common stock. The conversion price of the Convertible Note is subject to adjustment for customary stock splits, stock dividends, combinations or similar events.

The Convertible Note contains standard and customary events of default including, but not limited to failure to make payments when due under the Convertible Note, failure to comply with certain covenants contained in the Convertible Note, or bankruptcy or insolvency of the Company.

Upon 30 days’ notice, the Company has the right to prepay the Convertible Note.

Description of the Warrant.

The Warrant entitles the holder to purchase, in the aggregate, up to 666,666 shares of common stock at an exercise price of $0.70 per share for a period of five years subject to certain beneficial ownership limitations. The Warrant is exercisable six months after the issuance date. The exercise price of the $0.70 Warrant is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. The $0.70 Warrant may be exercised for cash or on a cashless basis.

The foregoing are only brief descriptions of the material terms of the Agreement, Convertible Note, and Warrant, the forms of which are attached hereto as Exhibits 10.1 through 10.3, respectively, and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The Convertible Note and the Warrant described in this Current Report on Form 8-K were offered and sold to the Investor in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

Item 9.01     Financial Statements and Exhibits (d)

Exhibit
No.	Description

10.1	Form of Securities Purchase Agreement
10.2	Form of Convertible Note
10.3	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

Date: August 7, 2017	By:	/s/ Amos Kohn
Amos Kohn,
President and Chief Executive Officer
(Duly Authorized Officer)